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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) of InterActiveCorp (formerly USA Interactive) of our report dated February 6, 2003, with respect to the consolidated financial statements and schedule of USA Interactive (presently InterActiveCorp) included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
New York, New York November 4, 2003

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  Exhibit 23.1